Exhibit 32.1

SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized and based on our knowledge and belief that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MVB Financial Corp.

By:	/s/ Larry F. Mazza	/s/ Bret S. Price
	Larry F. Mazza, President	Bret S. Price, Senior Vice President & CFO

Date: March 28, 2014		Date: March 28, 2014